Exhibit 99.2

HireQuest Names Shana Applebaum

Managing Director of MRINetwork

Charleston, SC– HireQuest (NASDAQ: HQI), a global franchisor of on-demand, professional staffing and executive recruiting offices, today announced the appointment of Shana Applebaum as Managing Director of MRINetwork, one of the world’s most established executive search organizations. Based in New York City, Applebaum will lead a strategic reset of MRINetwork, with a clear mandate towards growth, to strengthen client partnerships, and to unite its offices into a cohesive, high-performing network.

Applebaum brings more than 20 years of experience driving business growth, from launching new ventures to building enterprise-level recruiting operations. She began her career in retail management but transitioned into retail field recruiting right before the Great Recession, quickly proving her ability to turn challenges into opportunities. Over her nine years at JBC, a global consumer search practice, Applebaum played a key role in launching national accounts across the lifestyle, fashion, and consumer goods sectors, while also driving the firm’s expansion into international markets. During her tenure, JBC partnered with leading Fortune 500 companies including Unilever, Nestlé, and LVMH (Louis Vuitton, Christian Dior, Tiffany & Co., among others), strengthening its position as a trusted partner for global talent needs.

Later, at Northbound Executive Search, she joined the Corporate Services group, where she oversaw Corporate Services along with the Consulting division, and launched the Accounting Services division. It was there that Applebaum deepened her understanding of the recruiting business, honing her assertive approach and building a reputation for operational discipline, client acquisition, and revenue growth. Applebaum has been a leader within Northbound as a Managing Partner/Chief Revenue Officer for the last five years where the firm consistently is a top earning office as part of the HireQuest portfolio.

“Shana’s history of joining organizations and fueling growth makes her the perfect leader to take MRINetwork into its next chapter,” said Rick Hermanns, President and CEO of HireQuest. “She knows the recruiting business first-hand, having run and scaled a successful firm herself. She understands the challenges our offices face, and more importantly, she knows what drives revenue, client acquisition, and long-term partnerships. That combination of experience and execution is exactly what MRINetwork needs to thrive.”

Applebaum acknowledged the challenges ahead and expressed enthusiasm about the opportunity to expand the network:

“MRINetwork has a longstanding name in executive search, and I believe its best days are ahead,” said Applebaum. “I love a challenge, and this is the right one at this stage in my career. I’m eager to bring our offices closer together, strengthen collaboration, and position MRINetwork for sustained growth. This is about sharpening our offerings, building trust, and showcasing the power of a unified network in the recruiting industry.”

About MRINetwork

MRINetwork has been a leader in the search and recruitment industry since 1965, offering a full range of talent advisory solutions through a global network of offices. As a HireQuest division, MRINetwork unites industry insight with global reach to deliver the talent that drives impactful organizational change.

About HireQuest

HireQuest is a global franchisor of on-demand, executive search, and commercial staffing solutions. Through its divisions including HireQuest Direct, Snelling Staffing, MRINetwork, TradeCorp, and others, the company provides employment for thousands of individuals each year across a wide range of industries.

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future economic conditions, future revenue or sales and the growth thereof; operating results; anticipated impacts of personnel decisions; changes in ownership structure and the anticipated benefits of such changes; and other similar statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: the level of demand and financial performance of the executive search and temporary staffing industry; the ownership structure of the MRINetwork; the financial performance of the company’s franchisees; changes in customer demand; economic uncertainty caused by macroeconomic trends including potential inflation or a recessionary environment; global conflict; the relative success or failure of acquisitions and new franchised offerings; our success in reducing workers’ compensation expenses; the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses including, without limitation, successful integration following any of our various acquisitions; success or failure in determining how to allocate capital; disruptions to the company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K and the quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Media inquiries:

Babbit Bodner/ Kristin Wooten/ 404-680-2524